Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between the Pension Benefit Guaranty Corporation (the “PBGC”), Pervasip Corp. d/b/a eLEC Communications Corp. f/k/a Sirco International Corporation (“Pervasip”) and Paul H. Riss (“Riss” and collectively, the “Parties”) as of the 12th day of January, 2015 (the “Effective Date”).

         RECITALS

WHEREAS, the PBGC is a United States government corporation established under Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1301-1461 (2012) (“ERISA”).

WHEREAS, Pervasip is a New York corporation and, at all relevant times, was the administrator and contributing sponsor of the Sirco International Corporation Employees’ Retirement Plan (“Pension Plan” or “Plan”) within the meaning of ERISA, 29 U.S.C. §§1002(16), 1301(a)(1), (13).

WHEREAS, the Pension Plan was a single-employer defined benefit pension plan covered by Title IV of ERISA.

WHEREAS, Pervasip and the PBGC entered into an agreement dated July 27, 2011, which terminated the Pension Plan, established the Plan termination date as September 30, 2010 and appointed the PBGC as the Plan’s statutory trustee.

WHEREAS, the PBGC asserts that, as the contributing sponsor, Pervasip is liable for the Pension Plan’s unfunded benefit liabilities, unpaid minimum funding, and unpaid premiums owed to the PBGC (collectively the “Employer Liabilities”).

WHEREAS, the PBGC asserts that Pervasip and Riss, as fiduciaries of the Plan, are liable for losses due to fiduciary breach (the “Fiduciary Liability”).

WHEREAS, Pervasip seeks to sell an interest in Pervasip to an unrelated third party and asserts that the sale is not possible without a resolution of the Employer Liabilities and Fiduciary Liability.

WHEREAS, the parties desire to resolve the Employer Liabilities and Fiduciary Liability.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.  Payment to PBGC. Pervasip agrees to pay the sum of $100,000.00 (the “Settlement Amount”) to the PBGC. On each of January 31, 2015, April 30, 2015, July 31, 2015 and October 31, 2015, Pervasip shall pay $25,000 to PBGC. Pervasip may prepay one or more of the foregoing payments in whole or in part without any prepayment penalty,   but any prepayment will be made without discount.

2.  Entirety of the Purchase Price. Pervasip and Riss affirm that $100,000 is the entirety of the consideration being received for the sale of the interest in Pervasip and that Riss is not receiving any other form of compensation for the sale.

3.  The PBGC Release. Upon receipt of the Settlement Amount, the PBGC shall be deemed to have released Pervasip from the Employer Liabilities and both Pervasip and Riss from the Fiduciary Liability.

4.  No Third-Party Beneficiaries. This Agreement is for the exclusive benefit of the Parties. Nothing contained herein shall be construed as granting, vesting, creating or conferring any right of action or any other right or benefit upon any other third-party .

5.  Non Waiver. By entering into this Agreement, the Parties are not waiving any rights to or defenses against any entity other than the Parties.

6.  Representations and Warranties.

6.1  Pervasip hereby represents and warrants that each of the following is true and correct as of the Effective Date:

(a)  Pervasip has full power and authority to enter into and perform its obligations under this Agreement and to carry out and consummate the transactions contemplated by this Agreement.

(b)  The execution, delivery and performance by Pervasip of this Agreement has been duly authorized by all necessary corporate action.

(c)  Pervasip’s execution and delivery of this Agreement, performance of the obligations described herein and compliance with the Agreement’s terms and provisions will not violate in any material respect any law applicable to Pervasip, the consequences of which violation could reasonably be expected to have a material adverse effect on Pervasip’s ability to perform its obligations hereunder.

(d)  This Agreement has been duly executed by an authorized officer or other representative of Pervasip. This Agreement constitutes a legal, valid and binding contract and agreement of Pervasip, and is enforceable by the PBGC against Pervasip in accordance with its terms.

6.2  Riss hereby represents and warrants that each of the following is true and correct as of the Effective Date:

(a)  Riss is one of the Parties hereto.

(b)  Riss understands the Agreement and his obligations thereunder.

(c)  Riss’s execution and delivery of this Agreement, performance of the obligations described herein and compliance with the Agreement’s terms and provisions will not violate in any material respect any law applicable to Riss, the consequences of which violation could reasonably be expected to have a material adverse effect on Riss’ ability to perform his obligations hereunder.

6.3  The PBGC hereby represents and warrants that each of the following representations and warranties is true and correct as of the Effective Date:

(a)  The PBGC is a wholly owned United States government corporation and an agency of the United States established under Title IV of ERISA. The PBGC has full power and authority to enter into and perform its obligations under this Agreement and to carry out and consummate the transactions contemplated by this Agreement.

(b)  The PBGC’s execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action and is within the PBGC’s statutory authorization and authority.

(c)  The PBGC’s execution and delivery of this Agreement, the PBGC’s performance of its obligations under this Agreement and the PBGC’s compliance with the terms and provisions of this Agreement: (i) will not violate in any material respect any law applicable to the PBGC or any of its properties; and (ii) will not violate any provision of Title IV of ERISA or the PBGC’s By-Laws, other applicable statutes, regulations and rules governing the PBGC or any material contract or agreement which is binding on the PBGC or its properties.

(d)  This Agreement has been duly executed by authorized officers or other representatives of the PBGC. This Agreement constitutes a legal, valid and binding obligation and agreement of the PBGC and is enforceable against the PBGC in accordance with its terms, subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

 7.  Default.

   7.1  Event of Default.

(a)  Pervasip fails to pay within 30 days of the dates mandated, the sums required by paragraph 1 of this Agreement to PBGC.

(b)  Any affirmations, representations, or warranties made in this Agreement are false, including but limited to paragraphs 2 and 6.

   7.2  Remedy for Default. Upon an event of default, Pervasip and Riss agree that:

(a)  The period within which PBGC may institute proceedings, if any, against Pervasip or Riss with regard to the Employer and Fiduciary Liabilities or any other ERISA liabilities relating to the Pension Plan is extended to and including July 27, 2015.

(b)  To the extent that any statute of limitations might otherwise bar PBGC from commencing court proceedings against Pervasip or Riss, relating to the Pension Plan, that statute of limitations shall not be a bar from commencing such court proceedings until July 27, 2015.

(c)  They will neither assert nor rely on any statute of limitations as a defense against any court proceedings brought by PBGC on or before July 27, 2015, with regard to the Pension Plan.

8.  Entire Agreement. This Agreement (a) constitutes the full and complete agreement between the Parties, and no other agreements, representations, promises or covenants other than those contained herein have been made by the Parties and (b) supersedes all previous negotiations and agreements between the Parties, if any.

9.   Counterpart and Electronic or Facsimile Signatures. This Agreement may be executed in counterparts and electronic and/or facsimile signatures shall be deemed legal and binding for all purposes.

10.  Governing Law. To the extent not in conflict with ERISA or any applicable Federal law, this Agreement shall be governed by and construed under, and in accordance with, the laws of the State of the State of New York.

IN WITNESS WHEREOF, the parties do hereby execute this Agreement as of the date first set forth above.

PERVASIP CORP.	PENSION BENEFIT GUARANTY CORPORATION

By: /s/ Paul H. Riss	By: /s/ Robert D. Bacon
Paul H. Riss	Robert D. Bacon
Title: Chief Executive Officer	Title: Deputy Director, Corporate Finance and Restructuring Department

PAUL H. RISS

By:  /s/ Paul H. Riss